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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2000 relating to financial statements, which appears in Harmonic Inc.'s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
August 25, 2000